File No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)


      Colorado                                                   84-1057605
(State of incorporation)                                      (I.R.S. Employer
                                                             Identification No.)


 4250 Buckingham Dr. #100
   Colorado Springs, Colorado                                        80907
(Address of Principal Executive Offices)                           (Zip Code)


                   Simtek 1994 Non-Qualified Stock Option Plan

                            (Full title of the plan)

                               Douglas M. Mitchell
     President, Chief Executive Officer and Chief Financial Officer (acting)
                               Simtek Corporation
                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                                 (719) 531-9444
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Hendrik F. Jordaan, Esq.
                            Holme Roberts & Owen LLP
                        90 S. Cascade Avenue, Suite 1300
                           Colorado Springs, CO 80903
                                  (719)473-3800



                                          CALCULATION OF REGISTRATION FEE

       Title of securities             Amount to be        Proposed maximum        Proposed maximum        Amount of
        to be registered               registered(1)        offering price        aggregate offering    registration fee
                                                               per share                 price
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share:

Issuable pursuant to options
previously granted under the Simtek
1994 Non-Qualified Stock Option
Plan                                  614,826 shares          $1.4032 (2)             $862,724(2)            $109


To be issued pursuant to the Simtek
1994 Non-Qualified Stock Option
Plan                                1,985,174 shares          $0.685 (3)            $1,359,844(3)            $173
                                    ----------------                                -------------            ----
TOTAL                               2,600,000 shares                                $2,222,568               $282

-----------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee based on the exercise price of the outstanding options under the Simtek 1994 Non-Qualified Stock Option Plan, which has exercise price ranges from $0.90 to $1.90.

(3) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee based on the average of the bid and asked price of our common stock on the OTC Bulletin Board on December 2, 2004.



                                     PART I
              Information Required in the Section 10(a) Prospectus

Not required pursuant to Note to Part 1 of Form S-8.



                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:


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



     1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

     2.  (a)      Our Form 8-K filed on March 5, 2004.
         (b)      Our Form 8-K filed on March 25, 2004.
         (c)      Our Form 8-K filed on April 8, 2004.
         (d)      Our Form 8-K filed on April 27, 2004.
         (e)      Our Form 8-K filed on May 11, 2004.
         (f)      Our Form 8-K filed on June 2, 2004.
         (g)      Our Form 8-K filed on June 16, 2004.
         (h)      Our Form 8-K filed on August 6, 2004.
         (i)      Our Form 8-K filed on October 4, 2004.
         (j)      Our Form 8-K filed on October 14, 2004.
         (k)      Our Form 8-K filed on November 5, 2004.

     3. Our Quarterly Report on Form 10-QSB for the three month period ended March 31, 2004.

     4. Our Quarterly Report on Form 10-QSB for the three month period ended June 30, 2004.

     5. Our Quarterly Report on Form 10-QSB for the three month period ended September 30, 2004.

     6. The description of the registrant's common stock, par value $.01 per share ("Common Stock"), contained in the registrant's registration statement for such Common Stock under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

     All documents filed after the date of this Registration Statement by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.


Item 4.  Description of Securities.

     Not applicable.

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



Item 5.  Interests of Named Experts and Counsel.

     Not applicable.


Item 6.  Indemnification of Directors and Officers.

     The registrant's amended and restated articles of incorporation contain a provision limiting the liability of the registrant's directors to the fullest extent permitted under Colorado law. Under Colorado law, a corporation may limit the personal liability of a director to the corporation and its shareholders for monetary damages for breaches of fiduciary duty as a director except for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(c) certain acts specified by Colorado law, and (d) transactions from which the director derives an improper benefit.

     Colorado law also grants corporations incorporated under the laws of Colorado the right to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. The registrant's amended and restated articles of incorporation provide for extensive indemnification of the registrant's directors, officers, employees and agents.


Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits and Financial Statement Schedules.

     4.1       Amended and Restated Articles of Incorporation(1)

     4.2       Bylaws(1)

     4.3       Simtek 1994 Non-Qualified Stock Option Plan(2)

     4.4 Form of option agreement between registrant and participants in the Simtek 1994 Non- Qualified Stock Option Plan(2)

     4.5       First Amendment to Simtek 1994 Non-Qualified Stock Option Plan(2)

     4.6       Second Amendment to Simtek 1994 Non-Qualified Stock Option
               Plan(2)

     4.7       Third Amendment to Simtek 1994 Non-Qualified Stock Option Plan(3)

     4.8       Fourth Amendment to Simtek 1994 Non-Qualified Stock Option
               Plan(4)

     4.9       Fifth Amendment to Simtek 1994 Non-Qualified Stock Option Plan(4)

     4.10      Sixth Amendment to Simtek 1994 Non-Qualified Stock Option
               Plan.(4)

     4.11      Seventh Amendment to Simtek 1994 Non-Qualified Stock Option Plan.

     4.12      Eighth Amendment to Simtek 1994 Non-Qualified Stock Option Plan.

     5.1 Opinion and consent of Holme Roberts & Owen LLP regarding legality of issuance

     23.1      Consent of Independent Registered Public Accounting Firm

     23.2      Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)

----------------

(1) Incorporated by reference to the registrant's Amendment No.1 to Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on February 4, 1991.

(2) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-98294) filed with the Commission on October 19, 1995.

(3) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-76481) filed with the Commission on April 16, 1999.

(4) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-73794) filed with the Commission on November 20, 2001.


Item 9.  Undertakings.

     The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (I) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (II) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (III) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (I) and (II) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on December 6, 2004.

                                     SIMTEK CORPORATION

                                     By /s/ Douglas M. Mitchell
                                       ----------------------------------------
                                       Douglas M. Mitchell
                                       President, Chief Executive Officer
                                          and Chief Financial Officer(acting)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE


/s/ Douglas M. Mitchell                  /s/ Harold Blomquist
-------------------------------------    ---------------------------------------
Douglas M. Mitchell, Director,           Harold Blomquist, Chairman of the Board
Chief Executive Officer, President and   December 6, 2004
  Chief Financial Officer (acting)
December 6, 2004


/s/ Robert Keeley                        /s/ Ronald Sartore
-------------------------------------    ---------------------------------------
Robert Keeley, Director                  Ronald Sartore, Director
December 6, 2004                         December 6, 2004


/s/ Alfred Stein                         /s/ Robert Pearson
-------------------------------------    ---------------------------------------
Alfred Stein, Director                   Robert Pearson, Director
December 6, 2004                         December 6, 2004


/s/ Kimberley Carothers
-------------------------------------
Kimberley Carothers, Controller
 (Principal Accounting Officer)
December 6, 2004

                               SIMTEK CORPORATION
                                    Form S-8
                                  EXHIBIT INDEX

   Number      Description
   ------      -----------

     4.1       Amended and Restated Articles of Incorporation(1)

     4.2       Bylaws(1)

     4.3       Simtek 1994 Non-Qualified Stock Option Plan(2)

     4.4 Form of option agreement between registrant and participants in the Simtek 1994 Non- Qualified Stock Option Plan(2)

     4.5       First Amendment to Simtek 1994 Non-Qualified Stock Option Plan(2)

     4.6       Second Amendment to Simtek 1994 Non-Qualified Stock Option
               Plan(2)

     4.7       Third Amendment to Simtek 1994 Non-Qualified Stock Option Plan(3)

     4.8       Fourth Amendment to Simtek 1994 Non-Qualified Stock Option
               Plan(4)

     4.9       Fifth Amendment to Simtek 1994 Non-Qualified Stock Option Plan(4)

     4.10      Sixth Amendment to Simtek 1994 Non-Qualified Stock Option
               Plan.(4)

     4.11      Seventh Amendment to Simtek 1994 Non-Qualified Stock Option Plan.

     4.12      Eighth Amendment to Simtek 1994 Non-Qualified Stock Option Plan.

     5.1 Opinion and consent of Holme Roberts & Owen LLP regarding legality of issuance

     23.1      Consent of Independent Registered Public Accounting Firm

     23.2      Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1)

----------------

(1) Incorporated by reference to the registrant's Amendment No.1 to Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on February 4, 1991.

(2) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-98294) filed with the Commission on October 19, 1995.

(3) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-76481) filed with the Commission on April 16, 1999.

(4) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-73794) filed with the Commission on November 20, 2001.


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